Exhibit 10.3

DATED [•] 2023

SOFTBANK GROUP CORP.

and

ARM HOLDINGS PLC

SHAREHOLDER GOVERNANCE AGREEMENT

-i-

THIS AGREEMENT IS MADE on [•] 2023

PARTIES

(1)	SOFTBANK GROUP CORP., a Japanese kabushiki kaisha whose registered office is 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537, Japan (“SBG”); and

(2)

ARM HOLDINGS PLC, a public limited company incorporated under the laws of England and Wales with company number: 11299879 whose registered office is at 110 Fulbourn Road, Cambridge CB1 9NJ, United Kingdom (the “Company”).

WHEREAS

(A)

The Company was incorporated as a private limited company on 9 April 2018 and, following a corporate reorganisation of the Arm group of companies which was put into effect on 1 September 2023 in advance of, and to facilitate, the Company’s proposed initial public offering (the “Initial Public Offering”) of American Depositary Shares (the “ADSs”), each representing one Ordinary Share of the Company and the listing of the ADSs on the Nasdaq Global Select Market, re-registered as a public limited company under the laws of England and Wales.

(B)

Upon completion of the listing of the ADSs on the Nasdaq Global Select Market on the date hereof, SBG is expected to own directly or indirectly approximately [•] per cent. of the issued Ordinary Shares.

(C)

The parties have therefore agreed to enter into this Shareholder Governance Agreement (the “Agreement”) to manage the continuing relationship between the Company and SBG, as a controlling shareholder of the Company, on and from completion of the listing of the ADSs on the Nasdaq Global Select Market.

IT IS AGREED as follows:

1.	Definitions

In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

“Act” means the Companies Act 2006;

“Affiliate” means, in relation to a company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company, provided that “Affiliates” of SBG shall include (i) investment funds managed by SBG’s Affiliates; and/or (ii) any investment fund consented to as an Affiliate by the Company. For the purposes of this definition, a reference to a “holding company” or a “subsidiary” means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Act, and a reference to “company” includes a body corporate and any partnership, LLC or similar corporate undertaking which is majority owned and controlled directly or indirectly by SBG;

“Applicable Minimum” has the meaning given to it in clause 3.13;

“Articles of Association” means the articles of association of the Company in effect from time to time;

“Board” means the board of directors of the Company as constituted from time to time;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in London, Tokyo and New York;

“CEO” means the chief executive officer of the Company from time to time;

“CFO” means the chief financial officer of the Company from time to time;

“Confidential Information” has the meaning given to it in clause 18.4;

“Disclosure Controls and Procedures” means controls and other procedures designed to ensure that information required to be disclosed by the Company and SBG under applicable law is recorded, processed, summarised and reported within applicable time periods, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including the CEO and the CFO, and to SBG, as appropriate to allow timely decisions regarding required disclosure in accordance with applicable laws and regulations;

“Equity Proportion” means the total number of Ordinary Shares held by, or by a broker, dealer, bank, nominee or other intermediary for the benefit of, SBG and its Affiliates divided by the total number of Ordinary Shares issued and outstanding from time to time, expressed as a percentage;

“Equity Share Capital” means the equity share capital (within the meaning set out in section 548 of the Act) of the Company;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute;

“Existing Fund” means a fund that is in existence at the date of this Agreement including, without limitation, SoftBank Vision Fund, LP and SoftBank Vision Fund II-2, LP;

“IFRS” means International Financial Reporting Standards.

“Independent” means a person meeting the independence standards of Nasdaq pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules and, in the case of a member of the audit committee, the Rule 10A-3 under the Exchange Act or, in each case, any successor provision thereto;

“Intellectual Property” means all intellectual property rights of whatever nature including copyrights, trade and service marks, including the trademarks, trade names, rights in logos and get up, inventions, confidential information, trade secrets and know how, registered designs, design rights, Patents, all rights of whatever nature in computer software and data, all rights of privacy and all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered, and including all granted registrations and all applications for registration in respect of any of the same;

“Internal Control Over Financial Reporting” means a process designed by, or under the supervision of, the CEO and the CFO and effected by the Board, Company management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorisations of management of the Company and the Board; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorised acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements;

“Investor Director” means a director nominated for appointment to the Board by SBG pursuant to the rights contained in this Agreement;

“Nasdaq” means the Nasdaq Global Select Market;

“Non-Independent Investor Director” means any Investor Director who is not Independent or an Investor Director who is Independent but has been designated as a Non-Independent Investor Director by SBG pursuant to clause 3.13;

“Non-Investor Director” means any director of the Board who is not an Investor Director or the CEO;

“Notice” has the meaning given to it in clause 16.1;

“Ordinary Shares” means ordinary shares of £0.001 each in the capital of the Company from time to time, having the rights set out in the Articles of Association and shall include any Ordinary Shares represented by the ADSs, as the case may be;

“Patent” means: (a) all national, regional and international patents and patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisional, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications, including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications;

“Proceedings” means any proceeding, suit or action arising out of or in connection with this Agreement, or the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non-contractual;

“Related Party Transaction” has the meaning set out in Item 7.B of Form 20-F and, as used in this Agreement, “Related Party Transactions” refers to transactions between (i) the Company and its Subsidiaries on the one hand, and (ii) SBG and/or its Affiliates (other than the Company and its Subsidiaries) on the other;

“SEC” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act;

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder;

“Service Documents” means a claim form, application notice, order, judgment or other document relating to any Proceedings;

“Shareholder” means any holder of any Ordinary Shares or other shares of the Company (but excluding the Company as a holder of any Treasury Shares);

“Shares” means any shares in the capital of the Company, whether ordinary shares (including the Ordinary Shares), preferred shares and any securities representing any such shares, including depositary interests, American depositary receipts, American depositary shares and/or all other interests;

“Sign Off Procedures” means the accounting and financial sign-off procedure for quarterly and full year financial closing communicated by the Company from time to time;

“Subsidiary” means any subsidiary of the Company as defined in section 1159 of the Act from time to time;

“Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, asset values, turnover, added value or other reference and statutory, governmental, supra-governmental, national, federal, state, provincial, local or municipal impositions, duties, contributions and levies in each case in the nature of taxation (including, without limitation, any social security or national insurance contributions or payroll taxes) wherever and whenever imposed, and all penalties, charges, costs and interest relating thereto; and

“Treasury Shares” means shares in the capital of the Company held by the Company as treasury shares within the meaning set out in section 724(5) of the Act and, for the avoidance of doubt, any reference to “Ordinary Shares” being issued and outstanding excludes Treasury Shares.

2.	Interpretation

2.1	The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction.

2.2

References to clauses, sub-clauses or schedules are to clauses or sub-clauses of and schedules to this Agreement, and references in a schedule or part of a schedule are to a paragraph of that schedule or that part of that schedule unless the context otherwise requires.

2.3	References to an Investor Director shall, in each case, include any alternate appointed to act in his or her place from time to time.

2.4	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.5	Reference to a party or parties is to a party or parties of the Agreement.

2.6

References to any English law, statute or other legislation or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

2.7	References to those of the parties that are individuals include their respective legal personal representatives.

2.8	References to “writing” or “written” include any non-transitory form of visible reproduction of words (including electronic mail).

2.9

References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

2.10

Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.11

References to laws, statutory provisions, enactments or EC directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EC directive (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EC directive unless any such change imposes upon any party any liabilities or obligations which are more onerous than as at the date of this Agreement.

2.12

In respect of any actions or matters requiring or seeking the acceptance, approval, agreement, consent or words having similar effect of an Investor Director under this Agreement, if at any time an Investor Director has not been appointed or an Investor Director declares in writing to the Company and SBG that he or she considers that providing such consent gives rise or may give rise to a conflict of interest to his or her duties as a director, such action or matter shall require the consent of SBG.

3.	Board composition

3.1	There shall be at all times eight (8) members of the Board, which shall comprise:

(a)	the CEO;

(b)	such number of Investor Directors as shall be nominated by SBG in accordance with clause 3.4; and

(c)	such number of Non-Investor Directors as shall be determined in accordance with clause 3.4.

3.2

With effect from completion of the listing of the ADSs on Nasdaq and at any time the Equity Proportion exceeds 70 per cent., SBG shall have the right to increase the size of the Board to nine (9) members and, in such scenario, to appoint an additional Investor Director, provided that there shall be a corresponding reduction to the size of Board to eight (8) members and, if SBG has appointed an additional Investor Director, SBG shall cease to be entitled to appoint such additional Investor Director under this clause 3.2 if the Equity Proportion falls below 70 per cent.

3.3	The Board shall at all times:

(a)	maintain at least three (3) directors that qualify as Independent; and

(b)	unless SBG shall have notified the Company at any time that such restriction shall not apply, maintain no more than one (1) director that is a resident of Japan,

and SBG shall, to the extent it chooses to exercise such rights and provided that clause 3.3(b) is applicable, exercise the director nomination, appointment and termination rights set out in this clause 3 in a manner consistent with the requirements of clause 3.3(b).

3.4	SBG shall have the following rights to nominate to the Board candidates for director (at all times subject to their election by ordinary resolution of the Shareholders at a general meeting):

(a)

at any time the Equity Proportion exceeds 70 per cent., SBG shall have the right to nominate to the Board seven (7) Investor Directors (of which at least three (3) such Investor Directors must qualify as Independent);

(b)

at any time the Equity Proportion exceeds 70 per cent. and where SBG has exercised its right to increase the size of the Board pursuant to clause 3.2, SBG shall have the right to nominate to the Board eight (8) Investor Directors (of which at least three (3) such Investor Directors must qualify as Independent); with the appointment of such additional Investor Director to the Board (who is not required to qualify as Independent) to take effect no earlier than the first meeting of the Board following completion of the listing of the ADSs on Nasdaq;

(c)

at any time the Equity Proportion exceeds 60 per cent. but is less than or equal to 70%, SBG shall have the right to nominate to the Board six (6) Investor Directors (of which at least two (2) such Investor Directors must qualify as Independent), and there shall be one (1) Non-Investor Director (who must qualify as Independent if SBG chooses to nominate no more than two (2) Investor Directors that qualify as Independent);

(d)

at any time the Equity Proportion exceeds 50 per cent. but is less than or equal to 60 per cent., SBG shall have the right to nominate to the Board five (5) Investor Directors (of which at least one (1) such Investor Director must qualify as Independent), and there shall be two (2) Non-Investor Directors (one or both of which must qualify as Independent if SBG chooses to nominate only two (2) or one (1) Investor Director(s) that qualify as Independent respectively);

(e)

at any time the Equity Proportion exceeds 40 per cent. but is less than or equal to 50%, SBG shall have the right to nominate to the Board four (4) Investor Directors, some or all of which may qualify as Independent, and there shall be three (3) Non-Investor Directors (the number of which that must qualify as Independent to be determined based on the number of Investor Directors appointed which qualify as Independent, at all times maintaining a minimum of three (3) directors on the Board that qualify as Independent);

(f)

at any time the Equity Proportion exceeds 30 per cent. but is less than or equal to 40 per cent., SBG shall have the right to nominate to the Board three (3) Investor Directors, some or all of which may qualify as Independent, and there shall be four (4) Non-Investor Directors (the number of which that must qualify as Independent to be determined based on the number of Investor Directors appointed which qualify as Independent, at all times maintaining a minimum of three (3) directors on the Board that qualify as Independent);

(g)

at any time the Equity Proportion exceeds 20 per cent. but is less than or equal to 30 per cent., SBG shall have the right to nominate to the Board two (2) Investor Directors, some or all of which may qualify as Independent, and there shall be five (5) Non-Investor Directors (the number of which that must qualify as Independent to be determined based on the number of Investor Directors appointed which qualify as Independent, at all times maintaining a minimum of three (3) directors on the Board that qualify as Independent);

(h)

at any time the Equity Proportion exceeds 5 per cent. but is less than or equal to 20 per cent., SBG shall have the right to nominate to the Board one (1) Investor Director, which may qualify as Independent, and there shall be six (6) Non-Investor Directors (the number of which that must qualify as Independent to be determined based on the number of Investor Directors appointed which qualify as Independent, at all times maintaining a minimum of three (3) directors on the Board that qualify as Independent); and

(i)

at any time the Equity Proportion is less than or equal to 5 per cent., SBG shall not have the right to nominate to the Board any Investor Directors, and there shall be seven (7) Non-Investor Directors (a minimum of three (3) of which that must qualify as Independent).

3.5

To nominate a person as an Investor Director in accordance with clause 3.3, SBG must give written notice to the Company specifying the identity of the person SBG has determined to nominate and the terms of such appointment. The notice must be accompanied by a signed written consent of that person agreeing to act as an Investor Director, including confirmation that such person shall resign as an Investor Director if required to do so by SBG.

3.6

The Company shall: (i) promptly after receiving notice from SBG of the nomination of an Investor Director in accordance with clause 3.5, procure that each Investor Director so nominated as a director shall be appointed as a director of the Company; (ii) if any Investor Director so nominated is required to stand for election or re-election, recommend such Investor Director for election or re-election at the next following annual general meeting of Shareholders of the Company and (iii) provide reasonable assistance in connection with any and all relevant regulatory approvals, consents or requirements relating to the appointment of each Investor Director as such.

3.7

SBG shall be entitled at any time after the appointment of an Investor Director to the Board in accordance with this clause 3, by written notice to the Company, to remove such Investor Director from office and to nominate another person to be an Investor Director in his or her place and SBG shall procure, in so far as it is legally possible to do so, that the relevant Investor Director resigns as a director promptly upon the service of such notice on the Company or, if a date is specified in such notice for his or her removal, on the date so specified. A notice served by SBG on the Company under this clause 3.7 to remove an Investor Director shall constitute an offer by such Investor Director to resign immediately or, if a date for his or her removal is specified in such notice, on the date so specified.

3.8

If, at any time after the appointment of an Investor Director to the Board in accordance with clause 3, a vacancy on the Board is created as a result of such Investor Director’s death or incapacity or the resignation of an Investor Director voluntarily or pursuant to clause 3.7, SBG shall be entitled to propose to the Company a replacement for such Investor Director in accordance with clause 3.7 and the provisions of clauses 3.5 and 3.6 shall apply in relation to the appointment of such replacement Investor Director.

3.9

If: (i) SBG ceases to be entitled under clause 3.4 to appoint one (1) or more Investor Director(s) due to a reduction in the Equity Proportion; or (ii) SBG has appointed an additional Investor Director under clause 3.2 and it ceases to be entitled to appoint such additional Investor Director, the Company shall promptly give written notice to SBG of such fact.

3.10

As soon as reasonably practicable following receipt of a notice under clause 3.9, SBG shall (i) give written notice to the Company to remove the relevant Investor Director(s) and (ii) procure, in so far as it is legally possible to do so, that the relevant Investor Director(s) resigns promptly upon service of such notice on the Company. A notice served by SBG on the Company under this clause 3.10 to remove an Investor Director shall constitute an offer by such Investor

Director to resign immediately. If SBG fails to give written notice to the Company to remove the relevant Investor Director(s) and/or fails to procure the resignation of the relevant Investor Director(s), the Company may, by notice in writing to SBG, immediately terminate the appointment of such number of Investor Director(s) as may be required to ensure that the number of Investor Directors remaining on the Board equals the number of Investor Directors that SBG is entitled to appoint under clause 3.4.

3.11	The parties agree that, subject to applicable law:

(a)

no Non-Independent Investor Director shall be under any obligation to disclose any information or opportunities to the Company except to the extent that the information or opportunity was passed to him expressly in his capacity as a director of the Company; and

(b)

each Non-Independent Investor Director shall be at liberty from time to time to make full disclosure of any information relating to the Company to SBG, its Affiliates and to their respective directors, officers, employees and professional advisers, it being understood that any such information disclosed by it may be inside information and accordingly each Non-Independent Investor Director and any person that receives such inside information from the Non-Independent Investor Director shall agree not to deal, or permit or encourage any other person to deal, in any securities of the Company in breach of the requirements of any applicable laws, rules and regulations in relation to insider dealing or market abuse.

3.12

For the purposes of clause 3.4, the Board shall determine whether an Investor Director nominated by SBG as Independent qualifies as Independent. To the extent that any Investor Director is nominated by SBG as Independent and the Board, on the advice of external counsel, determines that such Investor Director does not qualify as Independent, SBG shall nominate another person to be an Independent Investor Director and the provisions of clauses 3.5 and 3.6 shall apply in relation to the appointment of such other Independent Investor Director.

3.13

If at any time the number of Investor Directors who qualify as Independent exceeds the applicable minimum number of Investor Directors required to qualify as Independent in accordance with clause 3.4 (the “Applicable Minimum”), SBG shall be entitled to designate (in its absolute discretion) by notice to the Company one of more Investor Directors who qualify as Independent above the Applicable Minimum to be Non-Independent Investor Directors for the purposes of this Agreement.

4.	Committee composition

4.1	The Board has and may constitute committees of directors from time to time, including:

(a)

an audit committee which shall consist of a minimum of three (3) members. As at the date of completion of the listing of the ADSs on Nasdaq, the parties intend that the audit committee will avail itself of limited phase-in rules applicable to new public companies under Rule 10A-3(b)(1)(iv)(A) under the Exchange Act, pursuant to which the Company will not be required to have a fully independent audit committee for one year following the Initial Public Offering.

(b)

a remuneration committee which shall consist of a minimum of four (4) members. As at the date of completion of the listing of the ADSs on Nasdaq, the parties intend that the remuneration committee will consist of the following directors, subject to final confirmation by the Board:

(i)	Masayoshi Son (who shall be appointed as chair);

(ii)	Ron Fisher;

(iii)	Jeff Sine; and

(iv)	Rose Schooler.

4.2

The Company shall cause to be appointed to any committee of the Board such number of directors nominated by SBG that is proportionate (rounding up to the next whole director) to the number of directors that SBG is entitled to nominate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and Nasdaq or by any other applicable stock exchange.

5.	Information rights

Accounting / financial reporting and disclosures

5.1

Until such time as SBG no longer consolidates the Company for the purposes of its consolidated financial statements or accounts for its investment in the Company under the equity method of accounting, and in any case for all financial periods commencing prior to the date of this Agreement, the Company shall (and shall procure that each of its Subsidiaries where applicable shall):

(a)

to the extent permitted by applicable law, in a timely manner provide SBG with information and data relating to the business and financial results of the Company and its Subsidiaries so as to enable SBG and its Affiliates to satisfy their respective ongoing financial reporting, audit and other legal and regulatory requirements;

(b)

to the extent permitted by applicable law, in a timely manner provide SBG with access to its auditors, personnel, data, information and systems, in each case in the same manner as it does immediately prior to the date of this Agreement and on or prior to any reasonable deadline set by SBG for receipt of such information, data or access;

(c)

maintain accounting systems and reporting formats with respect to its IFRS financial statements that are consistent with SBG’s financial accounting practices in effect as of the date of this Agreement, and shall thereafter in good faith consider any changes to such systems or reporting formats requested by SBG;

(d)	maintain Disclosure Controls and Procedures;

(e)	maintain Internal Control Over Financial Reporting;

(f)

in a timely manner provide quarterly certifications from its relevant officers and employees regarding Disclosure Controls and Procedures and Internal Control Over Financial Reporting, as reasonably requested by SBG for compliance by SBG with any applicable law, regulation or exchange rules, including the Japan Financial Instruments and Exchange Law; and

(g)	maintain Sign Off Procedures;

(h)	to the extent permitted by applicable law, inform SBG promptly of any events or developments that might reasonably be expected to materially affect the Company’s financial results; and

(i)

to the extent permitted by applicable law, consult with SBG in a timely manner (i) prior to the disclosure and filing of the Company’s annual and quarterly earnings information and related periodic reports and (ii) prior to the disclosure of any information that may reasonably be considered material to SBG or in which SBG is named, in each case taking into account all of SBG’s reasonable comments or advice prior to the filing thereof.

5.2

In connection with its provision of information to SBG pursuant to this clause 5, the Company may implement reasonable procedures to restrict access to such information to only those persons who SBG reasonably determines have a need to access such information.

Tax reporting

5.3

The Company shall provide SBG in a timely manner with all such information as SBG may reasonably require to facilitate the compliance by SBG and its Affiliates with their respective global legal, regulatory and Tax obligations (including, without limitation, the requirements of the Japanese controlled foreign company regime and the Global Anti-Base Erosion rules published by the Organisation for Economic Co-operation and Development on 20 December 2021 as amended or expanded in guidance and any domestic or supranational rules implementing those rules).

6.	Matters requiring SBG consent and consultation

6.1

The rights granted to SBG under this Agreement shall be without prejudice to and in addition to the rights granted to Shareholders under English law (including under the Act) and the Articles of Association.

6.2

At any time (i) the Equity Proportion exceeds 50 per cent. or (ii) SBG consolidates the Company for the purposes of its consolidated financial statements, the Company shall not, and shall procure that its Subsidiaries shall not, take any action or pass any resolution in relation to the establishment of any new employee incentive plan or share scheme or expansion of any existing plan or scheme (including any share option, employee share ownership, employees’ trust or other similar equity-related incentive scheme) in each case, unless the maximum number of Shares over which rights may be issued does not exceed five (5) per cent. of the issued share capital of the Company at the time of adoption or expansion of such plan or scheme without the prior written consent of SBG, provided that such requirement for the prior written consent of SBG shall not apply to any employee incentive plan or share scheme in place at the time of completion of the listing of the ADSs on Nasdaq.

6.3

At any time SBG consolidates the Company for the purposes of its consolidated financial statements, in the event that the Company proposes to: (a) change its independent auditor to a firm that is outside of the professional services network commonly referred to as the “Big Four auditing firms”; or (b) make any material changes to its accounting policies applicable to its financial statements prepared in accordance with IFRS, the Company shall provide SBG with prior written notice of such proposed changes, consult with SBG in good faith regarding the rationale for such proposed changes and shall use its reasonable endeavours to resolve any disagreement and obtain SBG’s consent to such proposed changes.

6.4

Notwithstanding the above, in the event that SBG has not provided its consent to such proposed changes within 30 calendar days of receipt of written notice of such proposed changes and after good faith consultation by the Company, the Company may adopt such changes upon a determination by the Board that such changes are in the best interests of the Company and its shareholders as a whole.

6.5

At any time SBG consolidates the Company for the purposes of its consolidated financial statements, the entry by the Company into any contracts or arrangements that would bind SBG or its Affiliates where SBG or such Affiliates are not party to such contracts or arrangements or involve the use or license of the SoftBank brand name will be subject to SBG’s prior written consent in compliance with the SBG Group Company Management Regulations.

6.6

The Chairman, or such other Investor Director as SBG may nominate from time to time (by giving notice in writing to the Company), shall be authorised to communicate in writing the consent of SBG to any of the matters referred to in this clause 6.

6.7	Without prejudice to clause 6.6, SBG may provide its consent to any of the matters referred to in this clause 6 in the following ways:

(a)	a document signed (including by electronic means) by SBG or by an authorised representative of SBG; or

(b)	an email from a designated authorised officer, specifying the title and authority of such officer, of SBG expressly giving such consent on behalf of SBG.

7.	Pre-emption rights

7.1

Without prejudice to any rights that SBG and/or its Affiliates may have under applicable law, and for so long as the Equity Proportion is 20% or more, if the Company proposes to allot or issue any Shares, options, warrants or other securities convertible into or exercisable for Shares, other than (i) pursuant to an offer made to all holders of Ordinary Shares on the same terms; or (ii) in connection with any employee incentive plan or share option scheme otherwise approved by SBG in accordance with clause 6.2 hereof, it must first give written notice to SBG (an “Offer Notice”) as soon as reasonably practicable (after consent for that allotment and issue is granted by SBG in accordance with clause 6 if applicable) inviting SBG and/or its Affiliates to subscribe for such number of Shares, options, warrants or other securities convertible into or exercisable for Shares as shall enable SBG and its Affiliates to maintain the proportion of their legal and economic rights in the share capital or, as the case may be, relevant class of share capital of the Company held by, or by a broker, dealer, bank, nominee or other intermediary for the benefit of, them immediately prior to such allotment and issue (an “Offer”) and for these purposes, in relation to an allotment or issue for the first time of any class of Share other than Ordinary Shares (“New Shares”) or of options, warrants or other securities convertible into or exerciseable for a previously unissued class of New Shares, the proportion of SBG and/or its Affiliates’ legal and economic rights to such New Shares shall be deemed to be the percentage of the Equity Share Capital held by, or by a broker, dealer, bank, nominee or other intermediary for the benefit of, SBG and its Affiliates. SBG and/or its Affiliates may accept an Offer in whole or in part. An Offer Notice shall be sent to SBG and must specify:

(a)

the form, number and price of the Shares proposed to be issued, the price of which will be determined by the Board, acting reasonably and in good faith, taking into account the market value of the existing Shares at the time;

(b)	the period (being not less than 15 Business Days) within which the Offer (if not accepted) will be deemed to have been rejected;

(c)	the terms and conditions attaching to the Offer; and

(d)	the subscription or transfer mechanics applicable to SBG should it accept the Offer (including the account details into which any subscription price should be paid).

7.2

After the expiration of the Offer Period referred to in clause 7.1(b), to the extent that an Offer has not been accepted by SBG and/or its Affiliates, as the case may be, the Board shall be entitled to dispose of any Shares so offered and which are not accepted in such manner as the Board may determine.

8.	Related Party Transactions

8.1

Notwithstanding the provisions of any policy, procedure or other internal document of the Company and/or its Subsidiaries, including the Company’s related party transaction policy to be implemented prior to the completion of the listing of the ADSs on Nasdaq, and for so long as SBG is a “related party” under such related party transaction policy, all Related Party Transactions shall be presented to the Company’s audit committee and the following process shall apply:

(a)

transactions or arrangements existing on or before the date of this Agreement (as disclosed in the Company’s registration statement on Form-1 as filed with the SEC) and including immaterial amendments of such transactions or arrangements will be exempt from the review and/or approval or ratification requirements of the Company’s related party transaction policy, provided that any extensions or material amendments to any such transactions or arrangements shall be subject to the review and/or approval or ratification of the Company’s audit committee;

(b)

transactions or arrangements in the ordinary course of the Company’s or its Subsidiaries’ business and carried out upon terms generally available to third parties will be exempt from the review and/or approval or ratification requirements of the Company’s related party transaction policy, provided that any determination required as to whether such transaction or arrangement is deemed to be in the ordinary course of the Company’s or its Subsidiaries’ business shall be made by the Company’s audit committee and provided further that any such transaction or series of transactions with a value of in excess of US$20 million must be presented to the Board for review and approval or ratification; and

(c)

transactions or arrangements proposed to be carried out at arm’s length or upon terms generally available to third parties will be exempt from the review and/or approval or ratification requirements of the Company’s related party transaction policy, provided that any determination required as to whether such transaction or arrangement is deemed to be on arm’s length terms shall be subject to the review of the Company’s audit committee and provided further that such transaction or arrangement must be presented to the Board for review and approval or ratification.

8.2

If one or more directors on the audit committee do not qualify as Independent; all determinations required to be made by the audit committee in accordance with this clause 8 shall be made by those directors on the audit committee which qualify as Independent.

8.3

The Company agrees that it will at all times establish and maintain standing approvals of certain customary matters that might otherwise qualify as Related Party Transactions, including those relating to (i) employment arrangements, (ii) the compensation and indemnification of directors of the Board, (iii) matters or relationships that are de minimis in the context of the Company’s business, (iv) charitable contributions or (v) transactions or arrangements where all Shareholders receive proportional benefits.

9.	Registration rights

It is agreed that SBG shall be entitled to registration rights on the terms set out in Schedule 1.

10.	Subsequent listing

If the Company seeks a subsequent listing on the London Stock Exchange, the parties shall agree in good faith any modifications required by the relevant listing rules to the rights of SBG pursuant to this Agreement, and any such modifications will be documented by an amendment and restatement of the terms hereto and in the Articles of Association.

11.	Remedies and waivers

11.1

Each of the Company and SBG acknowledges and agrees that damages alone may not be an adequate remedy for the breach of any of the undertakings or obligations as set out in this Agreement. Accordingly, each of the Company and SBG agrees that notwithstanding any express remedies provided under this Agreement and without prejudice to any other rights and remedies which the parties may have, the remedies of injunction, order for specific performance and/or other equitable relief shall be available for any anticipated, threatened or actual breach of the terms of this Agreement. In addition, each of the Company and SBG acknowledges and agrees that it will not raise any objection to the application by or on behalf of the other party for any such remedies.

11.2

No failure on the part of a party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy or power provided by law or under this Agreement or any other documents referred to in it shall affect that right, power or remedy or operate as a waiver thereof.

11.3

The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

11.4	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

12.	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

13.	Termination

13.1

This Agreement may be terminated with the prior written consent of all of the parties hereto, save that nothing in this clause shall release any party from liability for breaches of this Agreement which occurred prior to its termination.

13.2

SBG shall cease to be a party to this Agreement for the purpose of receiving benefits and enforcing its rights with effect from the date SBG and/or its Affiliates cease to hold or beneficially own less than five per cent of the outstanding Shares (but without prejudice to any benefits and rights accrued prior to such cessation).

14.	Assignment and transfer

14.1	Subject to clause 14.3, this Agreement is personal to the parties and no party shall:

(a)	assign any of its rights under this Agreement;

(b)	transfer any of its obligations under this Agreement;

(c)	sub-contract or delegate any of its obligations under this Agreement; or

(d)	charge or deal in any other manner with this Agreement or any of its rights or obligations.

14.2	Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of clause 14.1 shall be ineffective.

14.3

Subject to clause 14.4, the parties acknowledge that SBG may at all times elect to transfer its Shares to an Affiliate and SBG may, subject to applicable law, assign the whole or any part of its rights under this Agreement to any such transferee; provided, however, that SBG’s rights under this Agreement may not be transferred, in whole or in part, to any Affiliate which is engaged in business or activities that reasonably could be expected to compete with the Company, provided further, however, that this will not apply to any transfer by SBG to any Existing Fund or a successor fund to an Existing Fund.

14.4

SBG agrees that, where it proposes pursuant to clause 14.3 to transfer its Shares and/or to assign the whole or any part of its rights under this Agreement to an Affiliate that is a fund and such fund is not either (i) an Existing Fund; or (ii) a successor fund to an Existing Fund, prior to any such transfer, SBG will notify the proposed transfer to, and consult in good faith with, the Board. If the Board determines, having received a written opinion of counsel from a reputable law firm that provides reasonable grounds for the Board so to determine that the identity of the investors, and their respective interests in such fund, would be reasonably expected to cause a material adverse legal or regulatory issue to the Company and its Subsidiaries, taken as a whole, SBG may not effect such transfer without the prior written consent of the Company.

14.5	For the avoidance of doubt, the restrictions on transfer of Shares and assignment of rights set out in this clause 14 shall not apply to any change in control of SBG.

15.	Third party rights

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

16.	Notices

16.1	A notice or other communication (a “Notice”) under this Agreement shall only be effective if it is in writing.

16.2	Notices under this Agreement shall be sent to a party at its address or email address and for the attention of the individual set out below:

The Company

Address:	110 Fulbourn Road, Cambridge, Cambridgeshire CB1 9NJ, United Kingdom
E-mail address:	[***]
For the attention of:	Spencer Collins, Company Secretary

SBG

Address:	1-7-1 Kaigan, Minato-ku, Tokyo 105-7537, Japan
E-mail address:	[***]
For the attention of:	Timothy Mackey

provided that a party may change its notice details on giving notice to the other party of the change in accordance with this clause 16.2.

16.3	Any Notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(a)	if delivered personally, on delivery;

(b)	if delivered by e-mail, at the time of transmission, provided that no automated notification of delivery failure or non-receipt has been received by the sender;

(c)	if sent by first class post, recorded delivery or registered post, two clear Business Days after the date of posting; and

(d)	in the case of registered airmail, five Business Days from the date of posting.

17.	Announcements

17.1

Except in accordance with the remainder of this clause 17 or clause 18.2, the Company shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or its subject matter or any ancillary matter, without the prior written approval of SBG (to the extent permissible under applicable law).

17.2

Notwithstanding clause 17.1, any party may make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter with the prior written approval of SBG and the Board or if and to the extent required by:

(a)	applicable law;

(b)	any securities exchange on which such party’s securities are listed or traded;

(c)	any regulatory or governmental or other authority with relevant powers to which such party is subject or submits, whether or not the requirement has the force of law; or

(d)	any court order.

17.3

Notwithstanding clause 17.1, any party may make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter if a party or an Affiliate of a party whose securities are listed on a stock exchange reasonably determines that such announcement, in connection with an earnings presentation or other investor relations briefing, is prudent and consistent with such entity’s past disclosure practices.

18.	Confidentiality

18.1

Subject to clause 18.2, each of the parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the Company’s business) any Confidential Information of the other party.

18.2	Each party shall be at liberty from time to time to make such disclosure, as applicable:

(a)	to SBG’s Affiliates (other than, in the case of SBG, to the Subsidiaries of the Company) from time to time;

(b)	as required by any tax authority in connection with its Tax affairs;

(c)

as shall be required by law or by any regulatory authority to which SBG is subject or by the rules of any stock exchange upon which SBG’s securities are listed or traded, or (ii) if a party or an Affiliate of a party whose securities are listed on a stock exchange reasonably determines that disclosure of the existence or content of any of the Confidential Information in connection with an earnings presentation or other investor relations briefing is prudent and consistent with such entity’s past disclosure practices;

(d)	to the Company’s auditors and/or any other professional advisers of the Company; or

(e)	to SBG’s professional advisers and the professional advisers of SBG’s Affiliates,

in relation to the business affairs and financial position of the Company as it may in its reasonable discretion think necessary for the management of its affairs, provided that the recipient is subject to an obligation to keep the disclosed Confidential Information confidential on the same basis as is required by SBG pursuant to this Agreement.

18.3

SBG shall procure that its Investor Director(s) shall comply with this clause 18 save that a Non-Independent Investor Director shall be at liberty from time to time to make full disclosure to SBG and its Affiliates of any information relating to the Company (provided that the recipient is subject to an obligation to keep the disclosed Confidential Information confidential on the same basis as is required pursuant to this Agreement).

18.4	For the purposes of this clause 18, “Confidential Information” means any information or know-how of a secret or confidential nature relating to the Company or to SBG, including:

(a)	any financial information or trading information relating to the Company or SBG which a party may receive or obtain as a result of entering into this Agreement;

(b)	in the case of the Company, information concerning:

(i)	its finances and financial data, business transactions, dealings and affairs, and prospective business transactions;

(ii)	any operational model, its business plans and sales and marketing information, plans and strategies;

(iii)	its customers, including customer lists, customer identities and contact details, and customer requirements;

(iv)	any existing or planned product lines, services, price lists and pricing structures (including discounts, special prices or special contract terms offered to or agreed with customers);

(v)	its technology or methodology associated with concepts, products and services including research activities and the techniques and processes used for development of concepts, products and services;

(vi)	its computer systems, source codes and software, including software and technical information necessary for the development, maintenance or operation of websites;

(vii)	its current and prospective Intellectual Property;

(viii)

its directors, officers, employees and shareholders (including salaries, bonuses, commissions and the terms on which such individuals are employed or engaged, and decisions or contents of board meetings);

(ix)

its suppliers, licensors, licensees, agents, distributors, or contractors, or any collaboration agreements with third parties, including the identity of such parties and the terms on which they do business, or participate in any form of commercial co-operation with the Company;

(x)

information concerning or provided to third parties, in respect of which the Company owes a duty of confidence (in particular but without limitation, the content of discussions or communications with any prospective customer or prospective business partner); and

(xi)	any other information which it may reasonably be expected would be regarded by a company as confidential or commercially sensitive, but shall not include any information which:

(A)	is, or which becomes (other than through a breach of this Agreement), available in the public domain or otherwise available to the public generally;

(B)	is, at the time of disclosure, already known to the receiving party without restriction on disclosure;

(C)	is, or subsequently comes, into the possession of the receiving party without violation of any obligation of confidentiality;

(D)	is independently developed by the receiving party without breach of this Agreement;

(E)	is explicitly approved for release by the written consent of an authorised representative of the disclosing party; or

(F)

a party is required to disclose by law, by any securities exchange on which such party’s securities are listed or traded, by any regulatory or governmental or other authority with relevant powers to which such party is subject or submits, whether or not the requirement has the force of law, or by any court order.

19.	Costs and expenses

Except as provided below and as otherwise stated in this Agreement, each party shall pay its own costs, expenses, Taxes and fees in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and the transactions contemplated thereby.

20.	Counterparts

20.1

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

20.2

The exchange of a fully executed version of this Agreement (in counterparts or otherwise) by electronic transmission including DocuSign in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement and no exchange of originals is necessary.

21.	Further assurances

21.1

The Company: (i) shall from time to time at its own cost do or procure the doing of all such acts and/or execute or procure the execution of all documents which SBG may reasonably consider necessary for giving full effect to this Agreement and securing to SBG the full benefit of the rights, powers and remedies conferred upon SBG in this Agreement; (ii) shall procure that its Subsidiaries comply with all obligations under this Agreement which are expressed to apply in relation to such Subsidiaries; (iii) shall not propose any amendment to the Articles of Association which would be inconsistent with the provisions of this Agreement without the prior written consent of SBG; and (iv) agrees and undertakes that it will not propose any resolution to its shareholders or adopt and/or amend its policies and procedures for the purpose of removing, restricting, reducing or impeding the implementation or exercise of the rights of SBG set out in this Agreement (including, without limitation, any resolution to remove an Investor Director otherwise than pursuant to the express terms of this Agreement)

22.	Invalidity

22.1

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement.

22.2

If any provision of this Agreement is held to be illegal, invalid or unenforceable but would be legal, valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it legal, valid and enforceable.

23.	No partnership

Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties.

24.	Conflict between agreements

24.1

Subject to any applicable law, in the event of any ambiguity or conflict between this Agreement and the Articles of Association, the terms of this Agreement shall prevail as between SBG and the Company, and in such event the Company and SBG shall procure such modification to the Articles of Association as shall be necessary.

24.2	The Board shall not propose an amendment to the Articles of Association of the Company which would be inconsistent with the provisions of this Agreement without the prior written consent of SBG.

25.	Governing law and jurisdiction

25.1	This Agreement shall be governed by and construed in accordance with English law.

25.2

The courts of England have exclusive jurisdiction to hear and decide any suit, action, proceedings, or dispute, which may arise out of or in connection with this agreement (respectively, “Proceedings” and “Disputes”) and for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

25.3

Each party agrees that a final judgment against it in any action, suit or proceeding taken in the courts of England in accordance with clause 25.1 shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by applicable law.

26.	Agent for Service

26.1

SBG appoints [•] at [•], to act as its agent for the receipt of Service Documents. SBG agrees that any Service Document may be effectively served on either of them in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

26.2

If the agent at any time ceases for any reason to act as such, SBG shall appoint a replacement agent having an address for service in England or Wales and shall notify the Company of the name and address of the replacement agent. Failing such appointment and notification, the Company shall be entitled by notice to SBG to appoint a replacement agent to act on behalf of SBG, provided that SBG shall be entitled, by notice to the Company, to replace its agent with a replacement agent having an address for service in England or Wales. The provisions of this clause 26.1 applying to service on an agent apply equally to service on a replacement agent.

26.3

A copy of any Service Document served on an agent appointed in accordance with clauses 26.1 or 26.2 shall be sent by post to SBG. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

Schedule 1

Registration Rights

1.	Definitions

For the purposes of this Schedule 1:

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, or any other form under the Securities Act which the Company is then eligible or otherwise required to use, including Form S-1;

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC, or any other such form under the Securities Act which the Company is then eligible or otherwise required to use, including Form S-3;

“IPO” means the initial public offering of ADSs pursuant to an effective Registration Statement under the Securities Act consummated on [                     ], 2023;

“Permitted Assigns” means any controlled Affiliate of SoftBank Group Corp. holding Registrable Securities other than the Company and its controlled Affiliates;

“Registrable Securities” means (i) the Ordinary Shares issuable or issued; (ii) any Ordinary Shares or any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company held by SBG; and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) through (iii) above; including in all cases securities representing such Ordinary Shares (including depositary interests, American depositary receipts, American depositary shares and/or other instruments); but excluding in all cases, any Registrable Securities sold by a person in a transaction in which the applicable rights under this Schedule 1 are not assigned pursuant to this Agreement; provided that, any such securities shall cease to be Registrable Securities at the time the securities may be sold pursuant to Rule 144 under the Securities Act without regard to volume or manner of sale restrictions;

“SBG” means SoftBank Group Corp., Kronos II LLC or any of their respective successors or Permitted Assigns; and

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.	Registration Rights

The Company covenants and agrees as follows:

2.1	Demand Registration

(a)

At any time after the date of the this Agreement (or such later date as is required by the terms of an applicable lock-up agreement entered into with the underwriters in connection with the IPO, provided that such later date shall not exceed 180 days after the date of pricing of the IPO, or 60 days after the date of pricing of any other public offering), if SBG makes a Demand (as hereinafter defined) (a “Requesting Shareholder”), it shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of any number of Registrable Securities (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration as promptly as practicable under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Requesting Shareholder for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering, and to keep the registration continuously effective until the date on which all Registrable Securities subject to the Demand Registration have been sold in accordance with the plan and method of distribution disclosed in the prospectus included in the related registration statement.

(b)

The Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder.

(c)	SBG shall be entitled to any number of Demand Registrations, provided that the Company shall not be required to effect such registrations more than three (3) times in any twelve (12) month period.

(d)	The Demand Registrations shall be on SEC registration forms of either Form F-1 or Form F-3 (if available) (or any successor forms thereto).

(e)

The Company shall be entitled to postpone (upon written notice to the Requesting Shareholder) the filing or the effectiveness of a registration statement for any Demand Registration or suspend the use of such registration statement for a reasonable period of time not to exceed sixty (60) days in succession (but no more than twice in any period of twelve (12) consecutive months) if the Board determines in good faith (including such determination by all directors of the Board who qualify as Independent) and in its reasonable judgment based on advice of external counsel that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the Requesting Shareholder shall have the right to withdraw such Demand in accordance with paragraph 2.4.

(f)

The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Requesting Shareholder. If, in connection with a Demand Registration involving an Underwritten Offering, the lead managing underwriter reasonably advises the Company, in writing, that, in its reasonable opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Requesting Shareholder, which, in the reasonable opinion of the underwriter can be sold without adversely affecting the marketability of the offering; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

(g)

Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank(s) engaged in connection therewith, shall be selected by the Requesting Shareholder.

2.2	Piggyback Registration

(a)

Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4 or (y) on a registration statement on Form S-8 (or in any of the cases of (x) or (y) on any successor forms thereto))(each a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give SoftBank Group Corp. prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto or, in the case of an offering of equity securities from an existing registration statement, prior to the anticipated pricing date). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC (or anticipated date of pricing, as applicable), the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of SBG (who shall now be deemed a “Piggyback Seller”) (which such written request shall specify the number of Registrable Securities then presently intended to be disposed of by the Piggyback Seller), given within five (5) Business Days after such Piggyback Notice is received by SoftBank Group Corp., the Company, subject to the terms and conditions of this Agreement, shall use its best efforts to cause all such Registrable Securities held by the Piggyback Seller with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b)

If, in connection with a Piggyback Registration that is an Underwritten Offering, the lead managing underwriter reasonably advises the Company in writing that, in its reasonable opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) the Piggyback Seller and (iii) any other proposed sellers of equity securities of the Company (such persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i)

if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment based on advice of external counsel and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of the Piggyback Seller, and (C) third, other equity securities held by any Other Proposed Sellers; or

(ii)

if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by the Piggyback Seller, and (B) second, other equity securities proposed to be sold by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

2.3	Shelf Registration

(a)

Subject to paragraph 2.3(d), and further subject to the availability of a registration statement on Form F-3 or a successor form, which may be an automatically effective registration statement at any time the Company is eligible, to the Company, SBG may by written notice delivered to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use best efforts to cause to be declared effective by the SEC at the earliest possible date permitted under the rules and regulations of the SEC (but no later than 90 days after such filing date), a Form F-3 (which, if the Company is eligible, shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act)), or (ii) use an existing Form F-3 filed with the SEC, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Ordinary Shares (including any securities representing such Ordinary Shares (including depositary interests, American depositary receipts, American depositary shares and/or other interests) owned by SBG (the “Shelf Registration Statement”).

(b)	SBG shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements.

(c)

Subject to paragraph 2.3(d), the Company will use best efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(d)

Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to SBG if it has elected to participate in the Shelf Registration Statement, to delay the filing of a Shelf Registration Statement or require SBG to suspend the use of any existing prospectus that forms part of an existing Shelf Registration Statement for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession and no more than twice in any 12 month period (a “Suspension Period”) if the Board determines in good faith (including such determination by all directors of the Board who qualify as Independent) and in its reasonable judgment based on advice of external counsel that it is required to disclose in the Shelf Registration Statement material, non-public information that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, SBG shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), SBG may notify the Company of its intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”). Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Shareholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, (including without limitation paragraph 2.5 of this Schedule 1) assist in the preparation and filing with the SEC of prospectus supplements and amendments to the Shelf Registration Statement and take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. In any Shelf Underwritten Offering, the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities shall be selected by SBG.

(f)

If SBG wishes to engage in an underwritten block trade off a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth above, SBG shall notify the Company of the block trade Shelf Underwritten Offering not less than two (2) Business Days prior to the day such offering is planned to commence.

2.4	Withdrawal Rights

(a)

SBG, having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act, shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

2.5	Obligations of the Company

Whenever required under this paragraph 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(b)

furnish to SBG such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as SBG may reasonably request in order to facilitate its disposition of its Registrable Securities;

(c)

use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by SBG; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d)

enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by SBG (including those reasonably requested by the lead managing underwriter, if any and including the execution and delivery of a customary “lock-up” agreement) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, the Registration Statement, the prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its best efforts to obtain comfort letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in paragraph 2.9 hereof with respect to all parties to be indemnified pursuant to this paragraph and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to paragraph 2.5(e)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(e)

use its best efforts to cause its directors, officers and senior executives to support marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”) and to otherwise cooperate with such registration, including the issuance of such certificates or other documents which the underwriters may reasonably request and the execution and delivery of customary “lock-up” agreements;

(f)

use its best efforts to ensure sufficient issuance capacity under any Form F-6 registration statement in respect of its ADSs and to procure the cooperation of the depositary bank as required to effect the offering or disposition of the Registrable Securities being sold;

(g)

use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h)

provide a transfer agent and registrar and depositary, if applicable, for all Registrable Securities registered pursuant to this Schedule 1 and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)

promptly make available for inspection by SBG, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by SBG, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)

notify SBG, promptly after the Company receives notice thereof of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k)	after such registration statement becomes effective, notify SBG of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6	Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this paragraph 2 with respect to the Registrable Securities of SBG that SBG shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of SBG’s Registrable Securities.

2.7	Expenses of Registration

All expenses incurred in connection with registrations, filings, or qualifications pursuant to this paragraph 2, including all registration, filing, and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne and paid by the Company, except that SBG’s internal administrative and similar costs, the fees and disbursements of its counsel and any underwriting discounts and commissions applicable to the sale of Registrable Securities will be paid by SBG; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to paragraph 2.1 if the registration request is subsequently withdrawn at the request of SBG (in which case SBG shall bear such expenses); provided further that if, at the time of such withdrawal, SBG has learned of a material adverse change in the condition, business, or prospects of the Company from that known to SBG at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then SBG shall not be required to pay any of such expenses and the Company shall bear and pay such expenses instead.

2.8	Other financing and other transactions

The Company shall provide all information, access and support reasonably required or desired by SBG for any processes or documents in respect of other registered or unregistered financing or other transactions, including marketing, due diligence and transaction documents (including the execution of any agreements, certificates, opinions, comfort letters or other deliverables reasonably required by SBG).

2.9	Indemnification

If any Registrable Securities are included in a registration statement under this paragraph 2:

(a)

The Company will indemnify and hold harmless SBG, its partners, members, officers, directors, and shareholders, legal counsel and accountants for SBG; any underwriter (as defined in the Securities Act) for SBG; and each person, if any, who controls SBG, any underwriter within the meaning of the Securities Act or the Exchange Act (an “Indemnified Party”), against any Damages, and the Company will pay to SBG, underwriter, controlling person, or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this paragraph 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of SBG.

(b)

Contribution. If the indemnification provided for in this paragraph 2.9 is unavailable to an indemnified party in respect of any Damages (other than in accordance with its terms), then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damage, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Damage as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, the Company or Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(c)

The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 2.9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph 2.9, the Company shall not be required to contribute any amount in excess of the amount that the Company has otherwise been, or would otherwise be, required to pay pursuant to paragraph 2.9 by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

(e)

Unless otherwise superseded by an underwriting agreement entered into in connection with an Underwritten Offering, the obligations of the Company and SBG under this paragraph 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this paragraph 2, and otherwise shall survive the termination of this Agreement.

2.10	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of SBG, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder the right to include securities in any registration on other than a subordinate basis after SBG has had the opportunity to include in the registration and offering all shares of Registrable Securities that it wishes to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11	Rule 144

(a)

At all times after the Company has filed a Registration Statement with the SEC under the Securities Act or the Exchange Act, the Company shall (i) use best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request and (iii) furnish to each holder of Registrable Securities forthwith upon written request (x) a written statement by the Company as to its compliance with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) to the extent required by Rule 144, a copy of the most recent annual or quarterly report of the Company and (z) such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)	The foregoing provisions of this paragraph 2.11 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in any other contract or agreement.

In witness whereof, this document has been executed as a deed and is delivered and takes effect on the date written at the beginning of it.

EXECUTED and DELIVERED as a DEED by SOFTBANK GROUP CORP.

Acting by

Title:

[Signature Page to Shareholder Governance Agreement]

EXECUTED and DELIVERED as a DEED by ARM HOLDINGS PLC, acting by

__________________________, its director in the presence of:

Signature of Director
Witness signature

Print name

Name:
Address:

[Signature Page to Shareholder Governance Agreement]